SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                           September 27, 1994
                     (Date of earliest event reported)

                             SUMMIT HEALTH LTD.
           (Exact name of Registrant as specified in its charter)

     California               0-11479                     95-3154694
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                    3401 West End Avenue, Nashville, Tennessee 37203 (Address of principal executive offices, including zip code)

                            (615) 383-8599
            (Registrant's telephone number, including area code)

       _____________________________________________________________
       (Former name or former address, if changed since last report)
          Item 5.   Other Events

               Effective September 27, 1994, Summit Health Ltd., a California corporation ("SHL"), merged (the "Merger") with and into OrNda HealthCorp ("OrNda"), with OrNda being the surviving company in the Merger. Prior to the Merger, SHL was a wholly owned subsidiary of OrNda.

               As a result of the Merger, OrNda assumed liability for payment of the principal of and premium, if any, and interest on SHL's 7 1/2% Exchangeable Subordinated Notes due 2003 (the "7 1/2% Notes") which were publicly issued in 1993 in the aggregate principal amount of $37,440,000.

               The 7 1/2% Notes are exchangeable by the holders thereof for the shares of common stock, no par value, of Summit Care Corporation (the "SC Shares") which are owned by OrNda at any time after April 1, 1994 and prior to the maturity of the 7 1/2% Notes at an exchange rate of
          69.444 SC Shares per $1,000 principal amount of 7 1/2% Notes (the equivalent of $14.40 per share), subject to adjustment under certain circumstances. The SC Shares are traded on the NASDAQ National Market System under the symbol SUMC. The last reported sale price for a SC Share on September 22, 1994 was $24.00 per share.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autho-rized.

                              SUMMIT HEALTH LTD.

                              BY:/s/ Ronald P. Soltman
                                   Ronald P. Soltman
                                   Senior Vice President and
                                        General Counsel

     Date: September 27, 1994